Exhibit 10.25

CANCELLATION AGREEMENT

This Cancellation Agreement (this “Agreement”), effective as of October 27, 2011, is by and between Wordlogic Corporation, a Nevada corporation (“WLGC”) and Frank R. Evanshen, an individual (“Evanshen”).

RECTIALS

A.

Whereas, Evanshen is the grantee and holder of certain accrued stock options to purchase additional shares of WLGC common stock at a purchase prices ranging from $0.30 to $1.00 per share under various stock option plans (the “Accrued Options”).

B.

Whereas, pursuant to the terms of this Agreement, one hundred percent (100%) of Evanshen’s outstanding and unexercised Accrued Options are hereby cancelled.

AGREEMENT

NOW THEREFORE in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

Cancelling and Termination Options.   Evanshen agrees that  one hundred percent (100%) of his outstanding and unexercised Accrued Options granted to him by WLGC to purchase shares of common stock of WLGC are hereby terminated and cancelled in their entirety and will be of no further force or effect.  Evanshen shall deliver the original stock option agreements to WLGC within ten (10) business days hereof.

2.

Release.  Evanshen hereby releases and forever discharges WLGC from all obligations with regard to said Accrued Options.

IN WITNESS THEREOF, each of the undersigned has executed this Agreement as of the date first written below.

EVANSHEN

Dated: October 27, 2011

/s/ Frank Evanshen

Frank R. Evanshen

WORDLOGIC CORPORATION

Dated: October 27, 2011

/s/ Frank Evanshen

By: Frank Evanshen

Its: President